Exhibit 10.1

MATTERSIGHT CORPORATION

1999 STOCK INCENTIVE PLAN

(Conformed Copy as Amended through November 5, 2014)

I. INTRODUCTION

1.1 Purposes. The purposes of the 1999 Stock Incentive Plan (the “Plan”) of Mattersight Corporation, a Delaware corporation (the “Company”), are to: (i) align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success; (ii) advance the interests of the Company by attracting and retaining directors (including Non-Employee Directors), officers, other key employees, consultants, independent contractors and agents; and (iii) motivate such persons to act in the long-term best interests of the Company’s stockholders.

1.2 Certain Definitions.

“Agreement” shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Bonus Stock” shall mean shares of Common Stock that are not subject to a Restriction Period or Performance Measures.

“Bonus Stock Award” shall mean an award of Bonus Stock under this Plan.

“Cause” shall have the meaning set forth in any employment, severance or other agreement between any of the Company Parties and the Participant. If there is no employment agreement between any of the Company Parties and the Participant, or if such agreement does not define “Cause,” then “Cause” will mean a finding by the Committee of the Participant’s: (i) theft or embezzlement, or attempted theft or embezzlement, of money or property of any of the Company Parties, perpetration or attempted perpetration of fraud, or participation in a fraud or attempted fraud, on any of the Company Parties, or unauthorized appropriation of, or attempt to misappropriate, any tangible or intangible assets or property of any of the Company Parties; (ii) act or acts of disloyalty, moral turpitude or material misconduct that is injurious to the interest, property, value, operations, business or reputation of any of the Company Parties, or conviction of a crime that results in injury to any of the Company Parties; or (iii) repeated refusal (other than by reason of Disability) to carry out reasonable instructions from the Participant’s superiors or the Board. Notwithstanding any provision of the Plan or any employment, severance or other agreement, “Cause” shall include any violation by the Participant, during or after the Participant’s service, of a non-competition, non-solicitation, non-disclosure or other restrictive covenant applicable to the Participant in any employment, severance or other agreement with any of the Company Parties.

“Change in Control” shall have the meaning set forth in Section 6.12(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean: (i) prior to the date that the Company shall become a separate publicly held corporation for purposes of Section 162(m) of the Code, the Committee under the Technology Solutions Company 1996 Stock Incentive Plan; and (ii) on or after such date, one or more committees of the Board that have been designated by the Board to carry out certain respective actions under this Plan on behalf of the Board, subject to the limitations provided by the Board in any such designations; provided, however, that where necessary for compliance with Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, or where the Board deems it to be advisable for any reason whatsoever, such committee will consist of two or more members of the Board, each of whom shall be a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act; and provided further, that where the grant of an award is being made to any person who at the time of the grant is a “covered employee,” or who is then believed likely to be a “covered employee” at any time during the period an award hereunder to such person would be outstanding, and where necessary for such grant to qualify as performance based compensation under the provisions of Section 162(m) of the Code, such committee will consist of two or more members of the Board, each of whom shall be an “outside director” within the meaning of Section 162(m) of the Code. Notwithstanding any such committee designations, the Board retains the right to assume full authority to administer the Plan in all respects hereunder pursuant to Section 1.3 hereof.

“Common Stock” shall mean the Common Stock, $.01 par value, of the Company.

“Company” shall have the meaning set forth in Section 1.1.

“Company Parties” means, collectively and without duplication, the Company and any of its Subsidiaries.

“Disability” shall have the meaning set forth in any employment, severance or other agreement between any of the Company Parties and the Participant. If there is no employment agreement between any of the Company Parties and the Participant, or if such agreement does not define “Disability,” then “Disability” shall mean a physical or mental condition of a Participant resulting from a bodily injury, disease or mental disorder that renders the Participant eligible for benefits under the Company’s long-term disability Plan (as in effect as of the date of the Participant’s termination of employment and regardless of whether the Participant is otherwise eligible for benefits under such Plan), as determined by the Company in its sole discretion.

“Effective Date” shall have the meaning set forth in Section 6.5.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported by The NASDAQ Stock Market or the principal national securities exchange on which the Common Stock is then traded, on the date that such value is being determined, or, if there shall be no reported transactions for such date, on the next preceding date that transactions were reported; provided, however, that if: (i) the determination date occurs prior to the initial date that shares of Common Stock are traded on The NASDAQ Stock Market or a national securities exchange; or (ii) the Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

“Free-Standing SAR” shall mean a SAR that is not issued in tandem with, or by reference to, an option and that entitles the holder thereof to receive, upon exercise, shares of Common Stock (that may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs that are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, and that is designated as an Incentive Stock Option.

“Incumbent Board” shall have the meaning set forth in Section 6.12(b)(2) hereof.

“Mature Shares” shall mean shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and that such holder has held for at least six months.

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary; provided, however, that prior to the Reference Date, “Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company, TSC, any subsidiary of TSC or any Subsidiary.

“Non-Statutory Stock Option” shall mean a stock option that is not an Incentive Stock Option.

“Outstanding Common Stock” shall have the meaning set forth in Section 6.12(b)(1) hereof.

“Outstanding Voting Securities” shall have the meaning set forth in Section 6.12(b)(1) hereof.

“Participants” shall have the meaning set forth in Section 1.4 hereof.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code and any regulations promulgated thereunder.

“Performance Measures” shall mean the criteria and objectives, established by the Committee and approved by the Company’s stockholders, that shall be satisfied or met: (i) as a condition to the exercisability of all or a portion of an option, SAR, RSU, or Performance Unit; (ii) as a condition to the grant of a Stock Award or RSUs; or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder’s receipt, in the case of a Restricted Stock Award or RSUs, of the shares of Common Stock or share equivalent units subject to such award, or, in the case of a Performance Share Award or Performance Units, of the shares of Common Stock or share equivalent units subject to such award and/or of payment with respect to such award. Unless and until the Committee proposes and the Company’s stockholders approve a change in the general performance measures set forth in this paragraph, the performance measure(s) to be used for purposes of awards designed to qualify for the Performance-Based Exception will be chosen from among the following alternatives:

(a) net earnings;

(b) operating earnings or income;

(c) earnings growth;

(d) services revenue growth;

(e) net income (absolute or competitive growth rates comparative);

(f) net income applicable to Common Stock;

(g) income statement performance;

(h) cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital;

(i) earnings per share of Common Stock;

(j) return on stockholders equity (absolute or peer-group comparative);

(k) stock price (absolute or peer-group comparative);

(l) absolute and/or relative return on Common stockholders equity;

(m) absolute and/or relative return on capital;

(n) absolute and/or relative return on assets;

(o) economic value added (income in excess of cost of capital);

(p) customer satisfaction;

(q) client growth;

(r) enhancement of functionality of technology;

(s) managed backlog growth;

(t) development of infrastructure and teams within the Company;

(u) expense reduction; and

(v) ratio of operating expenses to operating revenues.

The Committee will have the discretion to adjust targets set for pre-established performance objectives; however, awards designed to qualify for the Performance-Based Exception may not be adjusted upward, except to the extent permitted under Section 162(m) of the Code, to reflect accounting changes or other events.

If Section 162(m) of the Code or other applicable tax or securities laws change to allow the Committee discretion to change the types of performance measures without obtaining stockholder approval, the Committee will have sole discretion to make such changes without obtaining stockholder approval. In addition, if the Committee determines it is advisable to grant awards that will not qualify for the Performance-Based Exception, the Committee may grant awards that do not so qualify.

“Performance Period” shall mean any period designated by the Committee during which the Performance Measures applicable to a Performance Share Award or Performance Units shall be measured.

“Performance Share” shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive one share of Common Stock, which may be Restricted Stock, or in lieu of all or a portion thereof, the Fair Market Value of such Performance Share in cash.

“Performance Share Award” shall mean an award of Performance Shares under this Plan.

“Performance Unit” shall mean an award with an initial value established by the Committee at the time of grant that is based on the Participant’s attainment of specified performance objectives.

“Permanent and Total Disability” shall have the meaning set forth in Section 22(e)(3) of the Code or any successor thereto.

“Reference Date” shall mean the initial date that the Company shall be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

“Restricted Stock” shall mean shares of Common Stock that are subject to a Restriction Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Units” or “RSUs” shall mean a notional account established pursuant to an award granted to a Participant, as described in Article III, that is: (a) credited with amounts equal to Shares; (b) subject to restrictions; and (c) payable in cash or shares of Common Stock.

“Restriction Period” shall mean any period designated by the Committee during which the Common Stock subject to a Restricted Stock Award or share equivalent units subject to RSUs may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award.

“SAR” shall mean a stock appreciation right that may be a Free-Standing SAR or a Tandem SAR.

“Spin-Off” shall mean a pro rata distribution by TSC to its stockholders of all of the shares of Common Stock then owned by TSC.

“Stock Award” shall mean a Restricted Stock Award or Bonus Stock Award.

“Subsidiary” shall mean any corporation or entity, other than the Company, in an unbroken chain of corporations or other entities beginning with the Company if each of the corporations, or other entities other than the last corporation or entity in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain, except that with respect to Incentive Stock Options, “Subsidiary” means “subsidiary corporation” as defined in Section 424(f) of the Code.

“Substitute Options” shall have the meaning set forth in Section 2.4.

“Tandem SAR” shall mean a SAR that is granted in tandem with, or by reference to, an option (including a Non-Statutory Stock Option granted prior to the date of grant of the SAR), that entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (that may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, that is surrendered.

“Tax Date” shall have the meaning set forth in Section 6.9.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

“TSC” shall mean Technology Solutions Company, a Delaware corporation, and its successors.

“TSC Options” shall have the meaning set forth in Section 2.4.

1.3 Administration. This Plan shall be administered by the Committee, pursuant to and subject to the terms of the Board’s designation thereof and delegation thereto in accordance with Section 1.2 hereof. The Board or the Committee may delegate some or all of their authority under the Plan to officers or employees of the Company or other persons, as permitted by law and to the extent otherwise consistent with the terms of the Plan. Notwithstanding any such Board or Committee designation or delegation, the Board retains the right to assume full authority to administer the Plan in all respects hereunder. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Non-Statutory Stock Options; (ii) SARs in the form of Tandem SARs or Free-Standing SARs; (iii) Stock Awards in the form of Restricted Stock or Bonus Stock; (iv) RSUs; (v) Performance Shares; and (vi) Performance Units. The Board or, if applicable, the Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs, RSUs, or Performance Units, and the number of Performance Shares subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Board or, if applicable, the Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under Section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be qualified performance-based compensation, take action such that: (i) any or all outstanding options or SARs shall become exercisable in part or in full; (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock Award or RSUs shall lapse; (iii) all or a portion of the Performance Period applicable to any outstanding Performance Share Award or Performance Units shall lapse; and (iv) the Performance Measures applicable to any outstanding Restricted Stock Award or RSUs (if any) and to any outstanding Performance Share Award or Performance Units shall be deemed to be satisfied at the maximum or any other level. The Board or, if applicable, the Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.

1.4 Eligibility. Participants in this Plan shall consist of such directors, officers, other key employees, consultants, independent contractors and agents of the Company and its Subsidiaries and, prior to the Spin-Off, directors, officers and other key employees of TSC and its subsidiaries, as the Committee in its sole discretion may select from time to time and such other persons receiving Substitute Options (collectively, “Participants”). For purposes of this Plan, references to employment shall also mean service as a director or pursuant to an agency or independent contractor relationship, and references to employment by the Company shall also mean employment by a Subsidiary or such other employer designated in the Agreement evidencing the award. Notwithstanding the preceding sentence, in the case of: (i) options granted hereunder prior to the Reference Date; and (ii) Substitute Options, references to employment with the Company shall include all employment with TSC or any of its subsidiaries. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Notwithstanding anything contained herein to the contrary, no person other than an employee of the Company or a Subsidiary may be granted an Incentive Stock Option hereunder.

1.5 Shares Available. Subject to adjustment as provided in Section 6.11, the total number of shares of Common Stock initially available for all grants of awards over the term of the Plan, other than Substitute Options, was 534,000. As of the first day of each fiscal year of the Company beginning on or after January 1, 2000, the total number of shares of Common Stock available for all grants under this Plan, other than Incentive Stock Options, shall automatically increase by an amount equal to five percent (5%) of the number of shares of Common Stock then outstanding. Effective upon approval by the Company’s stockholders of the amendment to increase by 1,500,000 the maximum number of shares of Common Stock under the Plan (which amendment is submitted to such stockholders for their approval at the Company’s 2008 Annual Meeting of Stockholders), the maximum number of shares of Common Stock authorized for all grants of awards under this Plan, subject to adjustment as provided in Section 6.11, is 6,386,097 including a total of: i) 3,113,341 shares that became available on the first day of fiscal years 2000-2008 pursuant to the automatic increase feature contained in the Plan as noted above; ii) 738,756 shares initially made available pursuant to the Substitute Options granted in connection with the Spin-Off; iii) 500,000 shares that became available pursuant to an amendment to the Plan that was approved by the Company’s stockholders at the Company’s 2002 Annual Meeting of Stockholders; and iv) 534,000 shares initially available for issuance under the Plan. If approved, a maximum of 1,034,000 shares will be available for grants of Incentive Stock Options.

To the extent that shares of Common Stock subject to an outstanding option granted hereunder (except to the extent shares of Common Stock are issued or delivered by the Company in connection with the exercise of a Tandem SAR), Free-Standing SAR, Stock Award, RSU, Performance Share, or other award are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares of Common Stock shall again be available under this Plan.

Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

To the extent required by Section 162(m) of the Code and the rules and regulations thereunder, the maximum number of shares of Common Stock or share equivalent units with respect to which options, SARs, Stock Awards, RSUs, Performance Share Awards, Performance Units, or a combination thereof, may be granted to any person during: (i) the 1999 fiscal year shall be 75,000; and (ii) any other fiscal year of the Company shall be 500,000, subject to adjustment as provided in Section 6.11.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1 Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is granted to a person other than an employee of the Company or a Subsidiary or that is otherwise not an Incentive Stock Option, shall be a Non-Statutory Stock Option. Each Incentive Stock Option shall be granted within ten years of the effective date of this Plan. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other Plan of the Company (or any parent or subsidiary as defined in Section 424 of the Code) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Non-Statutory Stock Options.

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of any option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

(b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant; provided further, that if an exercise of a Non-Statutory Stock Option would violate applicable securities laws, the Non-Statutory Stock Option will be exercisable no more than 30 days after the exercise of the option first would no longer violate applicable securities laws. The Committee may, in its discretion, establish Performance Measures that shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c) Method of Exercise. An option may be exercised: (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefore in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B)

by delivery of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the option; (ii) if applicable, by surrendering to the Company any Tandem SARs that are cancelled by reason of the exercise of the option; and (iii) by executing such documents as the Company may reasonably request. The Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(D) and in the case of an optionee who is subject to Section 16 of the Exchange Act, the Company may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder. Any fraction of a share of Common Stock that would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2 Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to a SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee.

(b) Exercise Period and Exercisability. The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. The period for the exercise of a SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures that shall be satisfied or met as a condition to the grant of a SAR or to the exercisability of all or a portion of a SAR. The Committee shall determine whether a SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If a SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of a SAR for shares of Common Stock, including Restricted Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR and shall have rights as a stockholder of the Company in accordance with Section 6.14.

(c) Method of Exercise. A Tandem SAR may be exercised: i) by giving written notice to the Company specifying the number of whole SARs that are being exercised; (ii) by surrendering to the Company any options that are cancelled by reason of the exercise of the Tandem SAR; and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised: (i) by giving written notice to the Company specifying the whole number of SARs that are being exercised; and (ii) by executing such documents as the Company may reasonably request.

2.3 Termination of Employment or Service. Subject to Section 1.4, all of the terms relating to the exercise, cancellation or other disposition of an option or SAR upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of Disability, retirement, death or other termination, shall be determined by the Committee. Such determination shall be made at the time of the grant of such option or SAR, as the case may be, and shall be specified in the Agreement relating to such option or SAR.

2.4 Substitute Awards. In the event of a Spin-Off, the Committee shall be authorized to grant substitute options (“Substitute Options”) to purchase Common Stock, in accordance with the terms hereof, to holders of options to acquire Common Stock of TSC (“TSC Options”). The number of shares of Common Stock subject to Substitute Options shall be determined as follows:

(a) eLoyalty Employees and Directors. A Substitute Option shall be granted to each holder of a TSC Option who, immediately after the Spin-Off, is an employee or director of the Company (but who is not also a director of TSC). The number of shares of Common Stock subject to such Substitute Option shall be determined by multiplying the number of shares subject to the TSC Option to which such Substitute Option relates by a ratio, the numerator of which is the trading price of a share of TSC Common Stock, traded “regular way,” and the denominator of which is the trading price of a share of Common Stock, traded on a “when-issued” basis, in each case over a fixed period of time determined by the Committee on or around the record date of the Spin-Off.

(b) Other TSC Option Holders. A Substitute Option shall be granted to each holder of a nonqualified TSC Option granted prior to June 22, 1999 who, immediately after the Spin-Off, is either: (i) an employee or director of TSC; or (ii) an employee or director of neither TSC nor the Company. The number of shares of Common Stock subject to such Substitute Option shall equal the number of shares of Common Stock that would be distributed in the Spin-Off with respect to a number of shares of TSC Common Stock equal to the number of shares subject to the TSC Option to which such Substitute Option relates immediately prior to the Spin-Off.

The Committee shall determine the exercise price of each Substitute Option in a manner that preserves the economic value of the TSC Option to which such Substitute Option relates. The terms and conditions of each Substitute Option, including, without limitation, the expiration date of the option, the time or times when, and the manner in which, such Substitute Option shall be exercisable, the duration of the exercise period, the method of exercise, settlement and payment, and, subject to Section 1.4, the rules in the event of termination of employment, shall be the same as those of the TSC Option to which the Substitute Option relates.

Pursuant to its authority provided under this Section, the Committee granted a total of 738,756 shares of Substitute Options in connection with the spin-off of eLoyalty from TSC on February 15, 2000.

III. STOCK AWARDS AND RESTRICTED STOCK UNITS

3.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards and/or RSUs to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or Bonus Stock Award.

3.2 Terms of Stock Awards. Stock Awards and RSUs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award or Bonus Stock Award, the number of share equivalent units subject to RSUs, and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award or RSUs shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award or RSUs shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock or share equivalent units subject to such award: (i) if specified Performance Measures are satisfied or met during the specified Restriction Period; or (ii) if the holder of such award remains continuously in the employment of or service to the Company during the specified Restriction Period and for the forfeiture of the shares of Common Stock or share equivalent units subject to such award: (x) if specified Performance Measures are not satisfied or met during the specified Restriction Period; or (y) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified Restriction Period.

Bonus Stock Awards shall not be subject to any Performance Measures or Restriction Periods.

(c) Share Certificates. During the Restriction Period, a certificate or certificates representing a Restricted Stock Award may be registered in the holder’s name and may bear a legend, in addition to any legend that may be required pursuant to Section 6.10, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, that would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), or upon the grant of a Bonus Stock Award, in each case subject to the Company’s right to require payment of any taxes in accordance with Section 6.9, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

(e) Rights with Respect to Restricted Stock Units. During the Restriction Period, Participants awarded RSUs hereunder will be credited with regular cash dividends or dividend equivalents paid with respect to those share equivalent units. Dividends may be paid currently, accrued as contingent cash obligations, or converted into additional share equivalent units, upon such terms as the Committee establishes. The Board or Committee may apply any restrictions it deems advisable to the crediting and payment of dividends and other distributions.

(f) Awards to Certain Executive Officers. Notwithstanding any other provision of this Article III, and only to the extent necessary to ensure the deductibility of the award to the Company, the Fair Market Value of the number of shares of Common Stock subject to a Stock Award or Performance Shares, or share equivalent units subject to RSUs, granted to a “covered employee” within the meaning of Section 162(m) of the Code shall not exceed $2,000,000: (i) at the time of grant in the case of a Stock Award, Performance Shares, or RSUs granted upon the attainment of Performance Measures; or (ii) in the case of a Restricted Stock Award, Performance Shares, or RSUs with Performance Measures that shall be satisfied or met as a condition to the holder’s receipt of the shares of Common Stock or share equivalent units subject to such award, on the earlier of: (x) the date on which the Performance Measures are satisfied or met; and (y) the date the holder makes an election under Section 83(b) of the Code.

3.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period relating to a Restricted Stock Award or RSUs, or any cancellation or forfeiture of such Restricted Stock Award or RSUs upon a termination of employment with or service to the Company of the holder of such Restricted Stock Award or RSUs, whether by reason of Disability, retirement, death or other termination, shall be set forth in the Agreement relating to such Restricted Stock Award or RSUs.

IV. PERFORMANCE SHARE AWARDS AND PERFORMANCE UNITS

4.1 Performance Share Awards and Performance Units. The Committee may, in its discretion, grant Performance Share Awards or Performance Units to such eligible persons as may be selected by the Committee.

4.2 Terms of Performance Share Awards and Performance Units. Performance Share Awards and Performance Units shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Performance Shares and Performance Units and Performance Measures. The number of Performance Shares or share equivalent units subject to any award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Share Award or Performance Units shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such award, if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of such award, if specified Performance Measures are not satisfied or met during the specified Performance Period.

(c) Settlement of Vested Performance Share Awards. The Agreement relating to a Performance Share Award: (i) shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof; and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. If a Performance Share Award is settled in shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Share Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award and shall have rights as a stockholder of the Company in accordance with Section 6.14.

4.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Share Award or Performance Units, or any cancellation or forfeiture of such Performance Share Award or Performance Units upon a termination of employment with the Company of the holder of such Performance Share Award or Performance Units, whether by reason of Disability, retirement, death or other termination, shall be set forth in the Agreement relating to such Performance Share Award or Performance Units.

V. (RESERVED)

VI. GENERAL

6.1 Number. Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and a singular term includes the plural.

6.2 Severability. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

6.3 Requirements of Law. The granting of awards and the issuance of shares of Common Stock or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.

6.4 Securities Law Compliance. As to any individual who is, on the relevant date, an officer, director or ten percent beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

6.5 Effective Date and Term of Plan. The effective date for purposes of this amendment and restatement of the Plan shall be the date of approval by the Company’s stockholders of the amendment to increase by 1,500,000 the maximum number of shares of Common Stock under the Plan (which amendment is submitted to such stockholders for their approval at the Company’s 2008 Annual Meeting of Stockholders on May 15, 2008) (the “Effective Date”). This Plan was initially adopted by the Board and approved by the stockholders effective June 22, 1999. This Plan shall terminate ten years after its Effective Date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

6.6 Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the

Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 6.17), (b) effect any change inconsistent with Section 422 of the Code or (c) extend the term of this Plan. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

6.7 Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. A copy of such document shall be provided to the recipient, and the Committee may, but need not, require that the recipient sign a copy of such document. Such document is referred to in the Plan as an “Agreement” regardless of whether any recipient signature is required.

6.8 Non-Transferability of Awards. Unless otherwise specified in the Agreement relating to an award, no award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the first sentence of this Section 6.8, or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except to the extent permitted by the first sentence of this Section 6.8 or the Agreement relating to an award, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, other than as permitted by the first sentence of this Section 6.8 or the Agreement relating to an award, such award and all rights thereunder shall immediately become null and void.

6.9 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any Federal, state, local or other taxes that may be required to be withheld or paid in connection with such award. An Agreement may provide that: (i) the Company shall withhold whole shares of Common Stock that would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash that would otherwise be payable to a holder, in each case in an amount not to exceed the Company’s minimum statutory withholding requirements; or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of Mature Shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock that would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash that would otherwise be payable to a holder, equal to the minimum amount necessary to satisfy any such obligation, (D) in the case of the exercise of any option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B), and (C), in each case to the extent set forth in the Agreement relating to the award; provided, however, that the Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B) - (E) and that in the case of a holder who is subject to Section 16 of the Exchange Act, the Company may require that the method of satisfying such an obligation be in compliance with Section 16 and the rules and regulations thereunder. Any fraction of a share of Common Stock that would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

6.10 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

6.11 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option or SAR and the purchase price per security, the terms of each outstanding SAR or RSU, the number and class of securities subject to each outstanding Stock Award, and the terms of each outstanding Performance Share Award, Performance Units, or any other applicable award shall be adjusted by the Committee as is equitably required to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. In the case of any stock split, including a stock split effected by means of a stock dividend, and in the case of any other dividend paid in shares of the Company, such adjustment shall be made automatically without the necessity of Committee action, on the customary arithmetical basis. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being: (a) available under this Plan, such fractional security shall be disregarded; or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying: (i) the fraction of such security (rounded to the nearest hundredth) by; (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award. If any such adjustment provided for in this Section 6.11 requires the approval of stockholders in order to enable the Corporation to grant Incentive Stock Options, then no such adjustment or substitution of Incentive Stock Options will be made without prior stockholder approval. If the effect of any adjustment or substitution would be to cause an option to fail to continue to qualify as an Incentive Stock Option or to cause a modification, extension or renewal of such option within the meaning of Section 409A or 424 of the Code, the Committee may elect that such adjustment not be made but rather will use reasonable efforts to effect such other adjustment of each then outstanding option as the Committee in its sole discretion will deem equitable and that will not result in any disqualification, modification, extension or renewal (within the meaning of Section 409A or 424 of the Code) of such Incentive Stock Option.

6.12 Change in Control.

(a)(1) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control, the Board may, but shall not be required to, make such adjustments to outstanding awards hereunder as it deems appropriate, including, without limitation, electing that each outstanding award shall be surrendered to the Company by the holder thereof, and that each such award shall immediately be cancelled by the Company, and that the holder shall receive, within a specified period of time from the occurrence of the Change in Control, a cash payment from the Company in an amount equal to:

(i) in the case of an option, the number of shares of Common Stock then subject to such option, multiplied by the excess, if any, of the greater of: (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place; or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the purchase price per share of Common Stock subject to the option;

(ii) in the case of a Free-Standing SAR, the number of shares of Common Stock then subject to such SAR, multiplied by the excess, if any, of the greater of: (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place; or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the base price of the SAR;

(iii) in the case of a Restricted Stock Award, RSUs, or a Performance Award, the number of shares of Common Stock or share equivalent units or the number of Performance Shares or share equivalent units, as the case may be, then subject to such award, multiplied by the greater of: (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in the Control takes place; or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control; and

(iv) in the case of Performance Units, the number of Performance Units multiplied by the per unit value of each Performance Unit.

In the event of a Change in Control in which options are cancelled, each Tandem SAR related to a cancelled option shall be surrendered by the holder thereof and shall be cancelled simultaneously with the cancellation of the related option. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

In the event of a Change in Control, the Board may, but shall not be required to, substitute for each share of Common Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share in the case of an option and the base price in the case of a SAR shall be appropriately adjusted by the Committee.

(b) Prior to the consummation of a Spin-Off, “Change in Control” shall mean any event, other than a Spin-Off, after which TSC is the beneficial owner of less than a majority of the Outstanding Voting Securities. After the consummation of a Spin-Off, “Change in Control” shall mean one or more of the following events:

(1) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of either: (i) the then outstanding shares of Common Stock of the Company (the “Outstanding Common Stock”); or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company); (B) any acquisition by the Company; (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by a corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 6.12(b); provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 25% or more of the Outstanding Common Stock or 25% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(2) individuals who, as of the date of the Spin-Off constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date of the Spin-Off whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(3) the consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which: (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of Common Stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be; (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person that beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of Common Stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors; and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(4) the consummation of a plan of complete liquidation or dissolution of the Company.

(c)(1) With respect to any optionee who is subject to Section 16 of the Exchange Act, notwithstanding the exercise period contained in any Agreement to which such optionee is a party and notwithstanding the expiration date of the term of such option (other than an Incentive Stock Option), in the event the Company is involved in a business combination that is intended to be treated as a pooling of interests for financial accounting purposes (a “Pooling Transaction”) or pursuant to which such optionee receives a substitute option to purchase securities of any entity, including an entity directly or indirectly acquiring the Company, then each option (or option in substitution thereof) held by such optionee shall be exercisable to the extent set forth in the Agreement evidencing such option until and including the latest of: (x) the expiration date of the term of the option; (y) the date that is six months and one day after the consummation of such business combination; and (z) the date that is ten business days after the date of expiration of any period during which such optionee may not dispose of a security issued in the Pooling Transaction in order for the Pooling Transaction to be accounted for as a pooling of interests; and

(2) With respect to any holder of a SAR (other than a SAR that may be settled only for cash) who is subject to Section 16 of the Exchange Act, notwithstanding the exercise periods set forth in any Agreement to which such holder is a party, and notwithstanding the expiration date of the term of such SAR (other than a Tandem SAR that is related to an Incentive Stock Option), in the event the Company is involved in a Pooling Transaction or pursuant to which such holder receives a substitute SAR relating to any entity, including an entity directly or indirectly acquiring the Company, then each such SAR (or SAR in substitution thereof) held by such holder shall be exercisable to the extent set forth in the Agreement evidencing such SAR until and including the latest of: (x) the expiration date of the term of such SAR; (y) the date that is six months and one day after the consummation of such business combination; and (z) the date that is ten business days after the date of expiration of any period during which such holder many not dispose of a security issued in the Pooling Transaction in order for the Pooling Transaction to be accounted for as a pooling of interests.

6.13 No Right of Participation or Employment. No person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, TSC, or any of their subsidiaries or affiliates or affect in any manner the right of the Company, TSC, or any of their subsidiaries or affiliates to terminate the employment of any person at any time without liability hereunder.

6.14 Rights as Stockholder. Except as otherwise specified in the Plan, no person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company that is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

6.15 Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments or deliveries of shares of Common Stock not yet made to a Participant by the Company, the Participant’s rights are no greater than those of a general creditor of the Company. The Committee may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.

6.16 Waiver of Jury Trial. Each Participant hereby waives any respective right to a jury trial of any permitted claim or cause of action arising out of this Plan or any dealings between the Participant and the Company Parties relating to the subject matter of the Plan. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Plan, including, without limitation, contract claims, tort claims, and all other common law and statutory claims. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or other modifications to the Plan.

6.17 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to the principles of conflicts of laws.

VII. DEFERRALS AND SECTION 409A

7.1 Purpose. As provided in an Agreement, the Committee may permit or require a Participant to defer receipt of cash or shares of Common Stock that would otherwise be due to him or her under the Plan or otherwise create a deferred compensation arrangement (as defined in Section 409A of the Code) in accordance with this Article VII.

7.2 Initial Deferral Elections. The deferral of an award under the Plan or compensation otherwise payable to the Participant shall be set forth in the terms of the Agreement or as elected by the Participant pursuant to such rules and procedures as the Committee may establish. Any such initial deferral election by a Participant will designate a time and form of payment and shall be made at such time as provided below:

(a) A Participant may make a deferral election with respect to an award under the Plan (or compensation giving rise thereto) at any time in any calendar year preceding the year in which service giving rise to such compensation or award is rendered.

(b) In the case of the first year in which a Participant becomes eligible to receive an award or defer compensation under the Plan, the Participant may make a deferral election within 30 days after the date the Participant becomes eligible to participate in the Plan; provided, that such election may apply only with respect to the portion of the award or compensation attributable to service to be performed subsequent to the election.

(c) Where the grant of an award under the Plan or payment of compensation, or the applicable vesting, is conditioned upon the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months in which the Participant performs service, a Participant may make a deferral election no later than six months prior to the end of the applicable performance period.

(d) Where the vesting of an award under the Plan is contingent upon the Participant’s continued service for a period of no less than 13 months, the Participant may make a deferral election within 30 days of receiving an award.

(e) A Participant may make a deferral election in other circumstances and at such times as may be permitted under Section 409A of the Code.

7.3 Distribution Dates. Any deferred compensation arrangement created under the Plan shall be distributed at such times as provided in the Agreement or a separate election form, which may include the earliest or latest of one or more of the following:

(a) a fixed date as set forth in the Agreement or pursuant to a Participant’s election;

(b) the Participant’s death;

(c) the Participant’s “disability,” as defined in Section 409A of the Code;

(d) a “change in control,” as defined in Section 409A of the Code;

(e) an “unforeseeable emergency,” as defined in Section 409A of the Code and implemented by the Committee;

(f) a Participant’s “separation from service,” as defined in Section 409A of the Code or, in the case of a “specified employee” (as defined in Section 409A of the Code) six months following the Participant’s “separation from service”; or

(g) such other events as permitted under Section 409A of the Code and the regulations and guidance thereunder.

7.4 Restrictions on Distributions. No distribution of a deferral may be made pursuant to the Plan if the Committee reasonably determines that such distribution would: (i) violate federal securities laws or other applicable law; (ii) be nondeductible pursuant to Section 162(m) of the Code; or (iii) jeopardize the Company’s ability to continue as a going concern. In any such case, distribution shall be made at the earliest date at which the Committee determines such distribution would not trigger clause (i), (ii) or (iii) above.

7.5 Redeferrals. The Company, in its discretion, may permit an Employee to make a subsequent election to delay a distribution date, or, as applicable, to change the form distribution payments, attributable to one or more events triggering a distribution, so long as: (i) such election may not take effect until at least 12 months after the election is made; (ii) such election defers the distribution for a period of not less than five years from the date such distribution would otherwise have been made; and (iii) such election may not be made less than 12 months prior to the date the distribution was to be made.

7.6 Termination of Deferred Compensation Arrangements. In addition, the Committee may in its discretion terminate the deferred compensation arrangements created under the Plan subject to the following:

(a) the arrangement may be terminated within the 30 days preceding, or 12 months following, a change in control, as defined in Section 409A, provided that all payments under such arrangement are distributed in full within 12 months after termination;

(b) the arrangement may be terminated in the Committee’s discretion at any time provided that (i) all deferred compensation arrangements of similar type maintained by the Company are terminated, (ii) all payments are made at least 12 months and no more than 24 months after the termination, and (iii) the Company does not adopt a new arrangement of similar type for a period of five years following the termination of the arrangement; and

(c) the arrangement may be terminated within 12 months of a corporate dissolution taxed under Code Section 331 or with the approval of a bankruptcy court pursuant to 11 U.S.C. 503(b)(1)(A) provided that the payments under the arrangement are distributed by the latest of the: (i) the end of the calendar year of the termination; (ii) the calendar year in which such payments are fully vested; or (iii) the first calendar year in which such payment is administratively practicable.

7.7. Interpretation and Section 409A Payments. Any award under the Plan is intended either: (i) to be exempt from Section 409A of the Code under the stock right, short-term deferral or other exceptions available under Section 409A; or (ii) to comply with Section 409A of the Code, and shall be administered in a manner consistent with such intent. For purposes of Section 409A, each payment of deferred compensation under this Plan shall be considered a separate payment.